UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2025

MAIA Biotechnology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41455	83-1495913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

444 West Lake Street, Suite 1700
Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

(312) 416-8592

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MAIA	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 18, 2025, MAIA Biotechnology, Inc, Inc. (the “Company”) entered into inducement offer letter agreements (the “Inducement Letters”) with (i) certain accredited investors (the “Pre-IPO Participating Holders”) that hold outstanding warrants to purchase up to an aggregate of 16,957 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) with an exercise price of $6.00 per share (the “Pre-IPO Warrants”), originally issued to the Pre-IPO Participating Holders in June 2021; (ii) certain accredited investors (the “April 2024 Participating Holders”) that hold outstanding warrants to purchase up to an aggregate of 12,291 shares of Common Stock with an exercise price of $2.08 per share (the “April 2024 Warrants”), originally issued to the April 2024 Participating Holders on April 25, 2024; (iii) certain accredited investors (the “November 2024 Participating Holders”) that hold outstanding warrants to purchase up to an aggregate of 357,837 shares of Common Stock with an exercise price of $2.51 per share (the “November 2024 Warrants”), originally issued to the November 2024 Participating Holders on November 1, 2024 and (iv) certain accredited investors (the “December 2024 Participating Holders,” together with the Pre-IPO Participating Holders, the April 2024 Participating Holders and the November 2024 Participating Holders, the “Participating Holders”) that hold outstanding warrants to purchase up to an aggregate of 53,418 shares of Common Stock with an exercise price of $2.08 per share (the “December 2024 Warrants,” together with the Pre-IPO Warrants, the April 2024 Warrants and the November 2024 Warrants, the “Warrants”), originally issued to the December 2024 Participating Holders on December 13, 2024.

Pursuant to the Inducement Letters, the Participating Investors agreed to exercise for cash the Warrants into 440,503 shares of Common Stock (the “Exercise Shares”) in consideration of a reduced exercise price of $1.30 per share (the “Reduced Exercise Price”).

FGMK Business Holdings, LLC, a greater than 5% holder and David Smith, son of Company director Stan Smith, were November 2024 Participating Holders and exercised 243,470 and 40,000 November 2024 Warrants, respectively

The closing of the transactions contemplated pursuant to the Inducement Letters is expected to occur on or about September 22, 2025 (the “Closing Date”). The Company is expected to receive aggregate gross proceeds of approximately $572,654 from the exercise of the Existing Warrants by the Holders at the Reduced Exercise Price, before deducting expenses payable by the Company. The Company will issue the Exercise Shares on the Closing Date, which Exercise Shares as “restricted securities”, are not registered under Securities Act of 1933, as amended (the “Securities Act’) and will be issued with a restrictive legend. The Company intends to use the net proceeds for general corporate purposes.

Item 3.02 Unregistered Sales of Equity Securities

The issuance of the Exercise Shares upon exercise of the Warrants will be issued pursuant to the exemption from registration provided by Section 4(a)(2), Rule 506 and/or 3(a)(9) of the Securities Act. The Company intends to use the proceeds received from the exercise of the Warrants described under Item 1.01 above for general corporate purposes.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Inducement Letter
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 18, 2025

MAIA BIOTECHNOLOGY, INC.

By:	/s/ Vlad Vitoc
Name:	Vlad Vitoc
Title:	Chief Executive Officer

-3-